UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2010

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Heckmann Corporation (NYSE: HEK) (the “Company”) today announced that representatives from the Company will make a presentation at the Roth Capital Partners 22nd Annual Growth Stock Conference being held at the Ritz-Carlton in Laguna Niguel, California on March 16, 2010 at 1:30 p.m. Pacific time.

A copy of the prepared materials to be presented is furnished herewith as Exhibit 99.1. In addition, interested parties will be able to join a live webcast and view the prepared materials to be presented by visiting our web site at: http://www.heckmanncorp.com under “Investor Relations & New Releases.”

The Company does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. This report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Company’ Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Slide Presentation of March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2010

HECKMANN CORPORATION

By:	/s/ DONALD G. EZZELL
Name:	Donald G. Ezzell
Title:	Vice President & General Counsel